UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

OMINTO, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110-112th Avenue NE, Suite 350

Bellevue, WA 98004

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561)362-2381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c) The Company entered into an employment agreement dated October 28, 2015 with Jeffrey Schuett to serve as Executive Vice President of Operations and Technology Solutions of the Company for a term of five (5) years, with successive one year renewals and provides for a minimum base salary of $250,000 per annum. The Company may pay Mr. Schuett additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services. As part of Mr. Schuett's compensation arrangement, he was issued five (5) million shares of restricted common stock which common stock shall vest in sixty (60) equal monthly installments. Mr. Schuett will be considered a named executive officer in this position. Pursuant to Mr. Schuett's Employment Agreement, he is entitled to 180 days' of severance pay payable in accordance with the Company's normal payroll plus accrued base and incentive pay, in the event he is terminated without cause or leaves the Company for good reason.

Item 9.01       Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ominto, Inc.
(Registrant)

Date: November 3, 2015	By:	/s/ Ivan Braiker
Ivan Braiker
President and Chief Executive Officer

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